AMENDMENT NO. 2 TO TECHNOLOGY PURCHASE AGREEMENT

THIS AGREEMENT is dated effective this 13th day of November, 2014

AMONG:

JEAN ARNETT, businessperson, having an address at 121 - 3989 Henning Drive, Burnaby, BC  V5C 6N5

(hereinafter called “Arnett”)
OF THE FIRST PART
AND:

BRAD HARGREAVES, businessperson, having an address at 121 - 3989 Henning Drive, Burnaby, BC  V5C 6N5

(hereinafter called “Hargreaves”)
OF THE SECOND PART

(Arnett and Hargreaves collectively being the “Vendors”)

AND:
CELL MEDX CORP., a Nevada corporation having an address at 4575 Dean Martin Drive 2206, Las Vegas, Nevada 89103

(hereinafter called the “Company”)
OF THE THIRD PART

WHEREAS:

A. The Vendors and the Company are parties to that Technology Purchase Agreement dated effective as of the 16th day of October, 2014 and as previously amended by that Amendment No. 1 to Technology Purchase Agreement dated effective the 28th day of October, 2014 (as amended, the “Technology Purchase Agreement”); and

B. The Vendors and the Company wish to further amend the terms of the Technology Purchase Agreement as set forth herein,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Unless otherwise defined in this Agreement, capitalized terms used herein and in the recitals hereto shall have the meanings set forth in the Technology Purchase Agreement.

2. The parties agree that the Technology Purchase Agreement shall be, and hereby is, amended as follows:

(a) Section 3.1 of the Technology Purchase Agreement shall be deleted in its entirety and replaced with the following:

3.1  Closing.  Subject to the satisfaction or waiver of all of the conditions precedent to Closing as set out in this Agreement, Closing of the transactions contemplated herein shall take place at such place and time on the Closing Date as may be agreed to by the parties hereto.  The Closing Date shall be such date as is agreed upon by the parties hereto, but shall be no later than December 1, 2014.  Unless otherwise agreed to by each of the parties hereto, if Closing does not occur on or before December 1, 2014, this Agreement shall automatically be terminated and of no further force and effect except with respect to the provisions of Sections 5.6 and 5.8 of this Agreement.

3. Except as modified by this Agreement, the Technology Purchase Agreement remains in full force and effect in accordance with its terms, and are hereby ratified and confirmed in all respect by the Company and the Vendors.

4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterpart have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

CELL MEDX CORP.
a Nevada corporation by its authorized signatory:	/s/ Jean Arnett
JEAN ARNETT

/s/ Frank E. McEnulty
Name: Frank E. McEnulty
Title: Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

/s/ Brad Hargreaves
BRAD HARGREAVES